SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2003

GREAT SOUTHERN BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 776-4400

N/A

(Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

       On April 14, 2003, the Registrant determined that an arithmetic computational error had been made in the Form 10-K Annual Report for the Year Ended December 31, 2002 at page 96, under "Item 8. Financial Statements and Supplementary Information - Note 18 of the Notes to Consolidated Financial Statements," and page 110, under "Item 11. Executive Compensation - Equity Compensation Plan Information." The number of shares remaining available for future issuance under existing equity compensation plans as of December 31, 2002 was disclosed as 655,018 at the referenced places. The number provided to shareholders in the Equity Compensation Table contained on page 17 of the Registrant's proxy statement for the Annual Meeting to be held on May 14, 2003 was stated correctly as 598,024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date: April 14, 2003	By: /s/ Joseph W. Turner Joseph W. Turner, President, Chief Executive Officer and Director